Report of Independent Registered Public Accoun ting Firm

To the Shareholders and Board of Trustees of Edward Jones Money Market Fund:

In planning and performing our audits of the fi nancial statements of Edward Jones
Money Market Fund (the "Fund") as of and for th e year ended February 28, 2009, in accordance with the standards of the Public Com pany Accounting Oversight Board
(United States), we considered the Fund's inter nal control over financial reporting, including controls over safeguarding securities
, as a basis for designing our auditing
procedures for the purpose of expressing our opi nion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's inter nal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Fund is responsible for es tablishing and maintaining effective internal control over financial reporting. In ful filling this responsibility, estimates and judgments by management are required to assess t he expected benefits and related costs of controls. A company's internal control over f inancial reporting is a process designed to provide reasonable assurance regarding the relia bility of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's int ernal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly refl ect the transactions and dispositions of the assets of the company; (2) provide reasonable as surance that the transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipt s and expenditures of the company are being made only in accordance with authorization s of management and directors of the company; and (3) provide reasonable assurance re garding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal co ntrol over financial reporting may not prevent or detect misstatements. Also, projecti ons of any evaluation of effectiveness to future periods are subject to the risk that cont rols may become inadequate because of changes in conditions, or that the degree of com pliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial
 reporting exists when the design or
operation of a control does not allow management
 or employees, in the normal course of
performing their assigned functions, to prevent o r detect misstatements on a timely basis.
A material weakness is a deficiency, or a combin ation of deficiencies, in internal control over financial reporting, such that there is a r easonable possibility that a material misstatement of the Fund's annual or interim fin ancial statements will not be prevented or detected on a timely basis.



Our consideration of the Fund's internal control o ver financial reporting was for the limited purpose described in the first paragraph a nd would not necessarily disclose all deficiencies in internal control that might be ma terial weaknesses under standards established by the Public Company Accounting Over sight Board (United States).
However, we noted no deficiencies in the Fund's i nternal control over financial reporting and its operation, including controls over safegu arding securities that we consider to be a material weakness as defined above as of February
 28, 2009.

This report is intended solely for the informatio n and use of management and the Board of Trustees of the Fund and the Securities and E xchange Commission and is not intended to be, and should not be, used by anyone other t han these specified parties.



	Ernst & Young LLP

Boston, Massachusetts
April 17, 2009